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                                                                     EXHIBIT 5.2
                      [PIPER & MARBURY L.L.P. LETTERHEAD]


                                 April 10, 1998

Starwood Hotels & Resorts
2231 E. Camelback Road, Suite 410
Phoenix, Arizona 85016

Starwood Hotels & Resorts Worldwide, Inc.
2231 E. Camelback Road, Suite 400
Phoenix, Arizona 85016

Ladies and Gentlemen:

     We have acted as special Maryland counsel in connection with the joint registration statement on Form S-3 (the "Registration Statement") to be filed by Starwood Hotels & Resorts, a Maryland real estate investment trust (the "Trust"), and Starwood Hotels & Resorts Worldwide, Inc., a Maryland corporation (the "Corporation"), relating to the registration of an aggregate of 2,785,000 shares of beneficial interest, $.01 par value, of the Trust (the "Trust Shares") and 2,785,000 shares of common stock, $.01 par value, of the Corporation (the "Corporation Shares"), which are "paired" and traded as units consisting of one Trust Share and one Corporation Share (the "Paired Shares"), issued in connection with the Purchase Agreements (as defined below).

     In our capacity as special Maryland counsel, we have reviewed the following:

(a) The Declaration of Trust of the Trust, as amended to date, certified by an officer of the Trust (the "Declaration of Trust");

(b) The Charter of the Corporation, as amended to date, certified by an officer of the Corporation (the "Charter");

(c) A copy of the Trustees' Regulations of the Trust as in effect on the date hereof (the "Trustees' Regulations");
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Starwood Hotels & Resorts
Starwood Hotels & Resorts Worldwide, Inc.
April 10, 1998
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(d)  A copy of the By-laws of the Corporation as in effect on the date hereof
     (the "Corporation By-laws");

(e) The Purchase Agreement dated as of October 10, 1997 among the Trust, UBS Limited, Union Bank of Switzerland, London Branch and UBS Securities LLC and the ISDA Master Agreement and Forward Stock Contract, each dated as of October 13, 1997, executed in connection therewith (collectively, the "Purchase Agreements");

(f)  The Registration Statement, as amended to date;

(g)  Certified resolutions of the Board of Trustees of the Trust;

(h)  Certified resolutions of the Board of Directors of the Corporation;

(i) A good standing certificate for the Trust, of recent date, issued by the Maryland State Department of Assessments and Taxation (the "Department");

(j) A good standing certificate for the Corporation, of recent date, issued by the Department;

(k) An Officer's Certificate of the Trust dated as of the date hereof as to certain factual matters (the "Trust Officer's Certificate");

(l) An Officer's Certificate of the Corporation dated as of the date hereof as to certain factual matters (the "Corporation Officer's Certificate"); and

(m) Such other documents as we have considered necessary to the rendering of the opinions expressed below.

     In such examination, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the aforesaid documents, the authenticity of all documents submitted to us as originals, the conformity with originals of all documents submitted to us as copies and that all public records received are accurate and complete. As to factual matters, we have relied upon the Trust Officer's Certificate and the Corporation Officer's Certificate and have not independently verified the matters stated therein.
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Starwood Hotels & Resorts
Starwood Hotels & Resorts Worldwide, Inc.
April 10, 1998
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     We assume also that the issuance of the Trust Shares and the Corporation
Shares to be offered from time to time will be pursuant to the terms of the Purchase Agreements and in accordance with the Declaration of Trust and the Charter, respectively, and applicable Maryland law. We further assume that prior to the issuance of any Corporation Shares and Trust Shares there will exist, under the Declaration of Trust or the Charter, as the case may be, the requisite number of authorized but unissued Corporation Shares or Trust Shares, as the case may be.

     Based upon the foregoing, we are of the opinion that:

     1. The Trust has been duly formed and is validly existing as a real estate investment trust in good standing under the laws of the State of Maryland.

     2. The Corporation has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Maryland.

     3. The Paired Shares have been duly authorized, and when issued and paid for in accordance with the Purchase Agreements, will be validly issued, fully paid and nonassessable.

     The opinions expressed above are limited to the law of Maryland, exclusive of the securities or "blue sky" laws of the State of Maryland. We assume no obligation to supplement this opinion if any applicable laws change after the date hereof or if we become aware of any facts that might change the opinions expressed herein after the date hereof. We hereby consent to the filling of this opinion as Exhibit 5.2 to the Registration Statement and to the reference to our firm in the Registration Statement.


                                        Very truly yours,


                                        Piper & Marbury L.L.P.